Exhibit 99.1

COMSovereign Regains Current Filer Status with Filing of 10-Qs for the Quarters Ended March 31, June 30, and September 30, 2023

- Corporate Streamlining Efforts Dramatically Reduced General and Administraive Expenses as Company Continues Support for Wireless Connectivity and Aerial Platform Customers -

TUCSON, AZ – January 10, 2024 – COMSovereign Holding Corp. (NASDAQ: COMS and COMSP) (“COMSovereign” or the “Company”), a U.S.-based developer of 4G LTE Advanced and 5G communication systems and solutions, announced the filing of its delayed and outstanding quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2023, regaining its current filer status.

“The positive impact of our comprehensive streamlining efforts can be clearly seen by dramatic reductions in general and administrative expenses throughout 2023, as we focused the business to better support our wireless connectivity and aerial platform businesses. This simplified and more efficient organizational structure has enabled us to improve our reporting processes as a single entity as evidenced by the rapid completion of our outstanding 10-Qs for the first, second and third quarters of 2023. Collectively, these filings support the Company’s return to current filer status and continue our efforts to move the business forward,” said David Knight, CEO and President of COMSovereign.

The Company filed its Annual Report on Form 10K for the year ended December 31, 2022 on December 7, 2023 following the extensive individual appraisals of goodwill and intangibles across its portfolio of 16 operating units. Throughout late 2022 and the first nine months of 2023, under its ongoing business transition plan, the Company has successfully simplified its organizational structure and reduced costs through a series of transactions including the sale and disposition of certain business assets.

“Our priorities over the near-term are clear as we continue to address Nasdaq and SEC requirements while meeting the needs of our customers and partners. The tangible results of our transformation plan have already contributed to building a foundation which can support a return to growth and the progress we expect to make throughout 2024,” added Mr. Knight.

For more information about COMSovereign, please visit www.COMSovereign.com and connect with us on Facebook and Twitter.

About COMSovereign Holding Corp.

COMSovereign Holding Corp. (Nasdaq: COMS) has assembled a portfolio of communications technology companies that enhance connectivity across the entire data transmission spectrum. Through strategic acquisitions and organic research and development efforts, COMSovereign has become a U.S.-based communications provider able to provide 4G LTE Advanced and 5G telecom solutions to network operators and enterprises. For more information about COMSovereign, please visit www.COMSovereign.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Steve Gersten, Director of Investor Relations
COMSovereign Holding Corp.
813-334-9745
investors@comsovereign.com

and

Media Relations for COMSovereign Holding Corp.:
Michael Glickman
MWGCO, Inc.
917-397-2272
mike@mwgco.net